Exhibit 1.1

FEI COMPANY

(an Oregon corporation)

8,406,007 Shares of Common Stock

PURCHASE AGREEMENT

Dated:  December 14, 2006

FEI COMPANY

(an Oregon corporation)

8,406,007 Shares of Common Stock

(No Par Value Per Share)

PURCHASE AGREEMENT

December 14, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

as Representative of the several Underwriters

4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

FEI Company, an Oregon corporation (the “Company”), and Philips Business Electronics International B.V., a Netherlands corporation (the “Selling Shareholder”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto.  The aforesaid 8,406,007 shares of Common Stock set forth on Schedules A and B to be purchased by the Underwriters are hereinafter called the “Securities.”

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-139001), including the related preliminary prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ( “Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof are herein called the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “disclosed” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, at the Applicable Time referred to in Section 1(a)(i) hereof, and at the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act relating to the sale of the Securities.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time,

the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed.

Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule D hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

 “Applicable Time” means 7:00 a.m. (Eastern time) on December 15, 2006 or such other time as agreed by the Company and the Representative.

 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations ( “Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

 “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule E hereto.

 “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

 “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(a)(v), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or the General Disclosure Package (in each case including any amendments or supplements thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter (the “Underwriter Information”) or the Selling Shareholder (the “Shareholder Information”) expressly for use therein.  The parties hereto agree that the Underwriter Information consists solely of: the text on the cover page of the Prospectus concerning delivery of the Securities, the information in the first paragraph under the caption “Underwriting—Commissions and Discounts, the information in the second and third two paragraphs under the caption “Underwriting—Price Stabilization and Short Positions,” the information in the first sentence under the caption “Underwriting—Passive Market Making,” and the information under the caption “Underwriting—Electronic Distribution.”

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Applicable Time and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                               Independent Accountants.  Deloitte & Touche LLP, who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X promulgated under the 1933 Act.

(iv)                              Financial Statements.  The financial statements, together with the related schedules and notes, included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.  The summary consolidated financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  All disclosures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  There are no material weaknesses or significant deficiencies in the Company’s process for recording and reporting bookings and backlog of orders, and disclosure related to the Company’s bookings and backlog of orders included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is true, correct and complete in all material respects.

(v)                                 Material Adverse Change.  Since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries considered as one enterprise and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)                              Good Standing of the Company.   The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oregon and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the State of California, which is the only other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than such jurisdictions in which the failure so to qualify or be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Significant Subsidiaries.  Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the 1933 Act) of the Company (each, a “Significant Subsidiary”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries were issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary.  The subsidiaries of the Company other than the Significant Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(viii)                        Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except pursuant to reservations, agreements, employee benefit plans referred to in the Registration Statement, the General Disclosure Package or the Prospectus or pursuant to the exercise of options referred to in the Registration Statement, General Disclosure Package and the Prospectus).  The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims resulting from actions of or failures to act by the Company; the certificates for the Securities are in valid and sufficient form; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company; none of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights to purchase, subscribe for or otherwise acquire (i) the Securities or any rights to such shares or (ii) as a result of or in connection with the transactions contemplated by this Agreement, any other capital stock of the Company or rights thereto, other than rights not resulting from actions of or failures to act by the Company; and no holder of the Securities will be subject to personal liability by reason of being such a holder.

(ix)                                Certain General Disclosure Package and Prospectus Statements. The statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, fairly and accurately present the matters described therein in all material respects, and such summary conforms, in all material respects, to the rights set forth in the instruments defining the same.

(x)                                   Authorization of Agreement.  The Company has all requisite corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder and the transactions contemplated hereby have been duly authorized by the Company.  This Agreement has been duly authorized, executed and delivered by the Company and upon such execution by the Company (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including specific performance (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and subject to the limitations on rights to indemnification and contribution under applicable law or equitable principles.

(xi)                                Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the sale of the Securities) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xii)                             Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xiii)                          Labor Disputes.  No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xiv)                         Legal Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv)                            Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or

the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi)                         Stabilization or Manipulation.  Neither the Company nor any affiliate, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), of the Company has taken, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii)                      Intellectual Property.  Except where such failure to own or possess would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge after due inquiry, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, URLs or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them.  No current or former shareholder, officer, director or employee of the Company or its subsidiaries has any claim, right (whether or not exercisable) or interest in any Intellectual Property of the Company or its subsidiaries.  The Company and its subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect their rights in confidential and proprietary information.  Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any currently unresolved infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii)                   Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)                           Real Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx)                              Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package or the Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(xxi)                           Investment Company Act.  The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxii)                        1934 Act Reporting. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.  The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the 1934 Act and the 1934 Act Regulations.

(xxiii)                     Employee Retirement Income Security Act.  Except as such matters would not, singly or in the aggregate, result in a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ( “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxiv)                    Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxv)                       Tax Matters.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvi)                    Accounting Controls and Disclosure Controls and Procedures. The Company and each of its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the 1934 Act) sufficient to provide reasonable assurances that information required to be disclosed in reports that the Company files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commissions rules, regulations and forms.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the 1934 Act) (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii)                 Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the 1933 Act.

(xxviii)              Nasdaq Global Market Listing.  The Common Stock is listed on the Nasdaq Global Market.

(xxix)                      Foreign Transactions Reporting Act.  The operations of the Company are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx)                         Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued material compliance therewith.

(xxxi)                      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)                   Foreign Assets Control.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)                                 Representations and Warranties by the Selling Shareholder.  The Selling Shareholder, represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, at the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(i)                                     Free Writing Prospectus.  Neither the Selling Shareholder, nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations), relating to the Securities.

(ii)                                  Accurate Disclosure.  The Registration Statement, when effective, did not contain and any post-effective amendments thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each of the General Disclosure Package and the Prospectus does not contain, and any amendments or supplements thereto will not contain, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(b) are limited to statements or omissions made in reliance upon and in conformity with the Shareholder Information. The Selling Shareholder has not determined to sell the Securities to be sold by it hereunder on the basis of any information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii)                               Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(iv)                              Noncontravention.  The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder to the Underwriters and the consummation by the Selling Shareholder of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse effect on the Selling Shareholder), nor will such action result in (A) any violation of the provisions of the articles of association or other organizational instrument of the Selling Shareholder, if applicable, or (B) any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties (except, in the case of clause (B), for such violations that would not adversely affect or impact the Selling Shareholder in any material respect).

(v)                                 Valid Title.  The Selling Shareholder has, and at the Closing Time will have, a valid “security entitlement” (as defined in Section 8-803 of the New York Uniform Commercial Code) to the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver such security entitlement to be sold by the Selling Shareholder.

(vi)                              Delivery of Securities.    Upon payment of the purchase price for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim”, within the meaning of Section 8-105 of the UCC to such Securities), (A) DTC shall be a “protected purchaser”, within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation”, within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(vii)                           Absence of Manipulation.  The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii)                        Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities to the Underwriters hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the laws and regulations of jurisdictions outside the United States.

(ix)                                No Association with NASD.  Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)), any member firm of the NASD.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)                                  Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule C, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities

(b)                                 Payment.  Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the account designated in writing by Selling Shareholder by wire transfer of immediately available funds against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  The Securities shall be delivered through the facilities of DTC to such accounts as the Representative may request in writing at least one full business day before the Closing Time.

SECTION 3.  Covenants of the Company and the Selling Shareholder.

(a)                                  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(i)                                     Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)                                  Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(iii)                               Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)                              Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)                                 Continued Compliance with Securities Laws.   The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment declared effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)                              Blue Sky Qualifications.  The Company will, in cooperation with the Underwriters, arrange, if  necessary, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and will maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(vii)                           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii)                        Listing.    The Company will use its reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Global Market.

(ix)                                Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of shares of Common Stock upon conversion or exchange of convertible or exchangeable securities of the Company outstanding as of the date hereof, or (3) the issuance of shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to the Company’s employee benefit plans in effect on the date of this Agreement or the Company’s shareholder rights plan or the issuance of rights thereunder..

(x)                                   Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(xi)                                Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of both the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xii)                             No Stabilizing. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)                                 Covenants of the Selling Shareholder.  The Selling Shareholder covenants with each Underwriter as follows:

(i)                                     Issuer Free Writing Prospectuses.  The Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by both the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(ii)                                  No Stabilizing.  The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii)                               Updating.  The Selling Shareholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act, of any change in the Shareholder Information.

SECTION 4.  Payment of Expenses.

(a)                                  Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder will pay or cause to be paid all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) the preparation, printing, delivery to the Underwriters and any filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the reasonable fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, (xii) Commission filing fees payable in connection with the offering of the Securities, (xiii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (xiv) the fees and disbursements of its counsel and other advisors.   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).  Except as provided in this Agreement, the Underwriters shall pay or cause to be paid all fees and disbursements of their counsel in connection with the transactions contemplated by this Agreement.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Selling Shareholder shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)                                  Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make, if any, for the sharing of such costs and expenses.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).  The Selling Shareholder shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, the Company shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 No Material Misstatements or Omissions.  The Underwriters shall not have discovered and disclosed to the Company prior to or at the Closing Time that the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto contains any untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Opinion of Counsel for Company.  At the Closing Time, the Representative shall have received a written opinion, dated as of the Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(d)                                 Opinion of Special Oregon Counsel for Company.  At the Closing Time, the Representative shall have received a written opinion, dated as of the Closing Time, of Stoel Rives LLP, special Oregon counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

(e)                                  Opinion of Special Patent Counsel for Company.  At the Closing Time, the Representative shall have received a written opinion, dated as of the Closing Time, of Michael O. Scheinberg, special patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(f)                                    Opinion of Counsel for the Selling Shareholder.  At the Closing Time, the Representative shall have received a written opinion, dated as of the Closing Time, of Sullivan & Cromwell LLP, as United States counsel for the Selling Shareholder, and Albert Verdam, Esq., as Netherlands counsel for the Selling Shareholder, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits D and Exhibit E hereto, respectively.

(g)                                 Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received a written opinion, dated as of the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(h)                                 Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(i)                                     Certificate of Selling Shareholder.  At the Closing Time, the Representative shall have received a certificate of an officer of the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(j)                                     Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus.

(k)                                  Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l)                                     No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)                               Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule F hereto.

(n)                                 Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Selling Shareholder at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                  Indemnification of Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information or the Shareholder Information.

(b)                                 Indemnification of Underwriters by the Selling Shareholder.  The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment thereof or supplement thereto or the General Disclosure Package, in reliance upon and in conformity with the Shareholder Information provided by the Selling Shareholder. The liability under this subsection (b) of the Selling Shareholder shall be limited to an amount equal to the net proceeds (before expenses) to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder under this Agreement.

(c)                                  Indemnification of Company, Directors and Officers and Selling Shareholder.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, its Affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package in reliance upon and in conformity with the Underwriter Information.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                    Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder, if any, with respect to indemnification.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (B) the Selling Shareholder shall not be required to contribute in excess of the amount equal to the net proceeds (before expenses) to the Selling Shareholder from the sale of Securities by the Selling Shareholder under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each of the Company’s Affiliates and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder, if any, with respect to contribution.

SECTION 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)                                  Termination; General.  The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or act of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representative or (ii) the Company and the Selling Shareholder shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Default by the Selling Shareholder.  If the Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the Selling Shareholder, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 11, each of the Representative and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 12.  Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 13.  Benefits of Transaction.  The Company hereby acknowledges that the consideration for its agreement to enter into this Agreement includes, but is not limited to, the following benefits to the Company and its shareholders of the transactions contemplated by this Agreement: (i) the facilitation of the orderly distribution of the Securities held to date by the Selling Shareholder, (ii) the elimination of the overhang of the holdings of the Selling Shareholder on the market for the Company’s Common Stock and (iii) the increase in the Company’s public float.

SECTION 14.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Megan Caughan Robson, Global Origination Counsel Group; notices to the Company shall be directed to it at FEI Company, 5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124-5793, attention of General Counsel; and notices to the Selling Shareholder shall be directed to Koninklijke Philips Electronics N.V., Rembrandt Tower, Amstelplein 1, 1096 HA Amsterdam, The Netherlands, attention of General Secretary.

SECTION 15.  No Advisory or Fiduciary Relationship.  Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder, or its respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or any other written agreement or instrument to which such Underwriter is a party, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.  GOVERNING LAW; JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company and the Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Selling Shareholder irrevocably appoints Philips Electronics North America Corporation as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. The Selling Shareholder agrees that service of process upon its agent, and written notice of said service to the Selling Shareholder by the person serving the same to the address provided in Section 14 shall be deemed in every respect effective service of process upon the Selling Shareholder in any such suit or proceeding.

Any obligation of the Company or of the Selling Shareholder, as the case may be, in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company or the Selling Shareholder, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 18.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

FEI COMPANY

By	/s/ Bradley J. Thies

Title:	Vice President and General Counsel

PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V

By	/s/ P.J.W.M. Warmerdam

Title:	Proxy Holder

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Mark Garcia
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,043,605
Credit Suisse Securities (USA) LLC	2,521,802
Needham & Company, LLC	420,300
Thomas Weisel Partners LLC	420,300

Total	8,406,007

Sch A-1

SCHEDULE B

Number of Securities to be Sold

PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V.	8,406,007

Total	8,406,007

Sch B-1

SCHEDULE C

FEI COMPANY
8,406,007 Shares of Common Stock
(No Par Value Per Share)

1.                                       The initial public offering price per share for the Securities shall be $25.00.

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.00, being an amount equal to the initial public offering price set forth above less $1.00 per share.

Sch C-1

SCHEDULE D

FEI COMPANY
8,406,007 Shares of Common Stock
(No Par Value Per Share)

1.                                       Number of shares being sold by the Selling Shareholder: 8,406,007 Shares of Common Stock.

2.                                     The initial public offering price per share for the Securities: $25.00.

Sch D-1

SCHEDULE E

Not applicable

Sch E-1

SCHEDULE F

NAME	TITLE

Don R. Kania	President, Chief Executive Officer and Director
Dr. Michael J. Attardo	Director
Lawrence A. Bock	Director
Wilfred J. Corrigan	Director
Thomas F. Kelly	Director
Dr. William W. Lattin	Director
Jan C. Lobbezoo	Director
Dr. Gerhard Parker	Director
James T. Richardson	Director and Chairman of the Board
Donald R. VanLuvanee	Director
Steven D. Berger	Senior Vice President
John A. Doherty	Senior Vice President of Worldwide Sales and Service
Rob H. J. Fastenau	Executive Vice President of Marketing and Technology
Robert S. Gregg	Executive Vice President of Worldwide Sales and Service
Jim D. Higgs	Senior Vice President, Human Resources
Raymond A. Link	Executive Vice President and Chief Financial Officer
Stephen F. Loughlin	Vice President of Finance
Bradley J. Thies	Vice President, General Counsel and Secretary

Sch F-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

A-1

Exhibit B

FORM OF OPINION OF SPECIAL OREGON COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(d)

B-1

Exhibit C

FORM OF OPINION OF SPECIAL PATENT COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(e)

C-1

Exhibit D

FORM OF OPINION OF U.S. COUNSEL FOR THE SELLING SHAREHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(f)

1.                                       All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Selling Shareholder under the Federal laws of the United States and the laws of the State of New York for the sale and delivery of the Securities by the Selling Shareholder to the Underwriters in accordance with the Purchase Agreement have been obtained or made, except that the Selling Shareholder may need to file with the Securities and Exchange Commission a Form 4 relating to the Company.

2.                                       Assuming that the Purchase Agreement has been duly authorized, executed and delivered insofar as the laws of The Netherlands are concerned, then the Purchase Agreement has been duly executed and delivered by the Selling Shareholders.

3.                                       Upon payment of the purchase price for the Securities to the Selling Shareholder by the Underwriters and the delivery by the Selling Shareholder to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) of the Securities registered in the name of Cede or such other nominee designated by DTC, both as provided for in the Purchase Agreement, and the crediting of such Securities to the Underwriters’ accounts with DTC, Cede or such other nominee designated by DTC, the Underwriters will be “protected purchasers” of such Securities (as defined in Section 8-303 of the New York Uniform Commercial Code (the “Code”)), the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Code) to such Securities, and no action based on an “adverse claim” (as defined in Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

D-1

Exhibit E

FORM OF OPINION OF NETHERLANDS COUNSEL FOR THE SELLING SHAREHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(f)

1.                                       Assuming the Selling Shareholder has as of the date hereof valid and unencumbered title to the Securities, the Selling Shareholder has full right, power and authority to sell, assign, transfer and deliver the Securities on the date hereof insofar as the laws of The Netherlands are concerned.

2.                                       No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court in The Netherlands is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by the Purchase Agreement in connection with the sale of the Securities, except such as have been obtained.

3.                                       The Purchase Agreement has been duly authorized, and insofar as the law of The Netherlands is concerned, executed and delivered by the Selling Shareholder;

4.                                       The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement  and compliance by the Selling Shareholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation in The Netherlands or any order applicable to the Selling Shareholder or any governmental agency or body or any court in the Netherlands having jurisdiction over the Selling Shareholder or any of its properties or any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any the properties of the Selling Shareholder are subject or the Articles of Association of the Selling Shareholder in each case except for breaches, violations or defaults which would not materially adversely affect the validity, effectiveness, enforceability or admissibility in evidence of the Purchase Agreement.

5.                                       To the best of my knowledge, there are no pending actions, suits or proceedings against or affecting the Selling Shareholder that, if determined adversely to the Selling Shareholder, would individually or in the aggregate materially and adversely affect the ability of the Selling Shareholder to perform its obligation under the Purchase Agreement or which are otherwise material in the context of the sale of the Securities; and no such action, suits or proceedings are threatened or, to my knowledge, contemplated.

E-1

Exhibit F

•, 2006

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

as Representative of the several
Underwriters to be named in the
within-mentioned Purchase Agreement

4 World Financial Center
New York, New York 10080

Re:                               Proposed Public Offering by FEI Company

Dear Sirs:

The undersigned, a shareholder [and an officer and/or director] of FEI Company, an Oregon corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Representative of the several underwriters, proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, Philips Business Electronics International B.V. and the several underwriters providing for the public offering of shares (the “Securities”) of the Company’s common stock, no par value per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 60 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities that may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to transfers of the Lock-Up Securities (A) as a bona fide gift, provided that each donee thereof agrees to be bound in writing by the restrictions set forth herein, (B) to any trust or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or authorized representative of such other entity, as applicable, agrees to be bound in writing by the restrictions set forth herein, or (C) pursuant to a Rule 10b5-1 stock trading plan, approved by the Company, that is either (i) in place as of the date hereof or (ii) subsequently put in place and does not allow for trading to commence during the Lock-Up Period.

The undersigned agrees that, without the prior written consent of Merrill Lynch, it will not, during the period commencing the date hereof and ending 60 days from the date of the Purchase

Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for or repayable with Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Purchase Agreement does not become effective within 60 days of the date hereof, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.  The undersigned understands that this lock-up agreement is irrevocable and that the Company and Merrill Lynch, as Representative of the several Underwriters, are entering into the Purchase Agreement in reliance upon this agreement.

[signature page follows]

This lock-up agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

Signature:

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